UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2013

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (“Annual Meeting”) of CMS Bancorp, Inc. (the “Company”) was held on September 26, 2013. At the Annual Meeting, shareholders voted on the following three proposals and cast their votes as follows:

Proposal 1:

Cheri R. Mazza, John E. Ritacco and Mauro C. Romita were elected as directors to serve three-year terms expiring the earliest to occur of: (a) the consummation of the previously announced merger with Customers Bancorp, Inc., or (b) the annual meeting in 2016, and (c) until their successors are elected and qualified. The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
Cheri R. Mazza	871,817	90,837	529,649
John E. Ritacco	879,818	82,836	529,649
Mauro C. Romita	880,274	82,380	529,649

Proposal 2:

Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain
1,374,216	89,876	28,211

Proposal 3:

Proposal 3 was a proposal to approve an advisory resolution on the Company’s named executive officer compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Broker Non-Vote
878,231	72,459	11,964	529,649

Item 8.01	Other Events

On September 25, 2013, the Company and Customers Bancorp, Inc. (“Customers”) finalized the terms of a loan agreement under which Customers agreed to make available to the Company a line of credit of up to $2 million under a senior secured lending facility that the Company may use to make a one-time draw at any time prior to the earlier of May 1, 2014 or termination of the loan agreement, such draw to be at the Company’s sole discretion. Should the Company decide to make a draw under the facility, the interest will be 6% per annum, payable quarterly, from and after the draw date. Any credit extended under the facility would have a maturity date of five years from the date of draw. The facility also contains customary covenants and events of default.

Under the previously announced April 2013 Amendment to the Agreement and Plan of Merger dated August 10, 2012 between Customers and the Company, Customers was obligated to provide the Company with an optional line of credit, exercisable at the Company’s discretion. Customers has fulfilled that obligation by entering into the loan agreement with the Company. The loan agreement is dated September 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

September 30, 2013	/s/ STEPHEN DOWD
(Date)	Stephen Dowd
Senior Vice President and Chief Financial Officer